Exhibit 99.2

FIRST HARALSON CORPORATION
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [___________], 2007

The undersigned shareholder of First Haralson Corporation (the “First Haralson”) hereby appoints Mary M. Covington and Randall F. Eaves as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of First Haralson which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Meeting”) to be held at [_______________________________________________],Georgia [_______] on [__________], [_______], 2007 and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the joint proxy statement-prospectus relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged.

1.    To approve and adopt an agreement and plan of reorganization, dated January 22, 2007, between WGNB Corp. (“WGNB”), West Georgia National Bank, First Haralson and First National Bank of Georgia pursuant to which First Haralson will be merged with and into WGNB.

☐ FOR   ☐ AGAINST  ☐ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

2.    In the discretion of the proxies on such other matters that are unknown to First Haralson’s board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Meeting or any adjournment(s) thereof.

PLEASE TURN THIS PROXY FORM OVER AND SIGN IT ON THE REVERSE SIDE.

[REVERSE SIDE OF PROXY FORM]

This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the proposal listed hereon. Discretionary authority is hereby conferred as to all other matters that are unknown to First Haralson’s board of directors as of a reasonable time prior to the date of the solicitation and are properly brought before the Meeting .

Dated: ______________________, 2007
(Be sure to date your Proxy)
_______________________________
Name(s) of Shareholder(s)
_______________________________
Signature(s) of Shareholder(s)

If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope.

PLEASE RETURN PROXY AS SOON AS POSSIBLE